Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3238
650-357-3500

EFI Reports Record Third Quarter Revenue of $246M, Up 7%

Fremont, Calif. – October 24, 2016 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2016.

For the quarter ended September 30, 2016, the Company reported record third quarter revenue of $245.6 million, up 7% compared to third quarter 2015 revenue of $228.7 million. GAAP net income was $17.7 million or $0.37 per diluted share, up 76%, compared to $10.3 million or $0.21 per diluted share for the same period in 2015. Non-GAAP net income was $27.6 million or $0.58 per diluted share, up 16%, compared to non-GAAP net income of $24.1 million or $0.50 per diluted share for the same period in 2015.

For the nine months ended September 30, 2016, the Company reported revenue of $725.4 million, up 16% year-over-year compared to $626.0 million for the same period in 2015. GAAP net income was $25.0 million or $0.52 per diluted share, up 8%, compared to $23.2 million or $0.48 per diluted share for the same period in 2015. Non-GAAP net income was $80.5 million or $1.68 per diluted share, up 18%, compared to non-GAAP net income of $68.5 million or $1.42 per diluted share for the same period in 2015.

“Our balanced business model was again the story in the third quarter. We are delighted with the strong organic growth in our Industrial Inkjet and Productivity Software segments, coupled with a rebound in cash from operations,” said Guy Gecht, CEO of EFI. “We are entering the home stretch of 2016 with a robust pipeline of opportunities to partner with customers around the world in transforming and growing their businesses.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2016 and 2015 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$245,575	$228,694	$725,358	$625,969

Cost of revenue	120,381	112,409	356,720	295,841

Gross profit	125,194	116,285	368,638	330,128
Operating expenses:
Research and development	36,933	36,125	111,731	103,913
Sales and marketing	43,060	39,814	127,360	114,117
General and administrative	24,088	18,223	66,366	54,210
Amortization of identified intangibles	10,395	8,759	29,360	18,120
Restructuring and other	1,308	584	5,733	2,544

Total operating expenses	115,784	103,505	340,550	292,904

Income from operations	9,410	12,780	28,088	37,224

Interest expense	(4,510)	(4,634)	(13,243)	(12,870)
Interest income and other (income) expense, net	915	(645)	1,114	(1,046)

Income before income taxes	5,815	7,501	15,959	23,308
Benefit from (provision for) income taxes	11,847	2,756	9,041	(97)

Net income	$17,662	$10,257	$25,000	$23,211

Diluted EPS calculation
Net income	$17,662	$10,257	$25,000	$23,211

Net income per diluted common share	$0.37	$0.21	$0.52	$0.48

Shares used in diluted per share calculation	47,621	48,501	47,791	48,161

Stock Based Compensation. As permitted by ASU 2016-09, Stock Compensation – Improvements to Employee Share Based Payment Accounting, which we have adopted in Q2 2016, we have elected to account for forfeitures when they occur instead of estimating the expected forfeiture rate. Adoption of this provision during the second quarter of 2016 resulted in a retroactive net income adjustment of $0.2 million in the first quarter of 2016.

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Ex-Currency			Ex-Currency
	2016	2015	2016	2016	2015	2016
Net income	$17,662	$10,257	$17,662	$25,000	$23,211	$25,000

Amortization of identified intangibles	10,395	8,759	10,395	29,360	18,120	29,360
Ex-currency adjustment	—	—	960	—	—	435
Stock based compensation – Cost of revenue	643	785	643	2,187	2,470	2,187
Stock based compensation – Research and development	2,061	2,397	2,061	8,631	8,253	8,631
Stock based compensation – Sales and marketing	2,284	1,891	2,284	6,669	6,785	6,669
Stock based compensation – General and administrative	3,590	4,455	3,590	12,214	11,932	12,214
Restructuring and other	1,308	584	1,308	5,733	2,544	5,733
General and administrative:
Acquisition-related transaction costs	434	1,563	434	1,700	4,236	1,700
Changes in fair value of contingent consideration	4,252	(1,129)	4,252	6,310	(2,430)	6,310
Litigation settlements	71	19	71	912	569	912
Interest income and other (income) expense, net
Non-cash interest expense related to our convertible notes	3,155	2,989	3,155	9,237	8,784	9,237
Foreign exchange fluctuation related to contingent consideration	5	—	5	461	—	461
Balance sheet currency remeasurement impact	—	—	200	—	—	1,738

Tax effect of non-GAAP adjustments	(18,309)	(8,420)	(18,530)	(27,922)	(15,970)	(28,335)

Non-GAAP net income	$27,551	$24,150	$28,490	$80,492	$68,504	$82,252

Non-GAAP net income per diluted common share	$0.58	$0.50	$0.60	$1.68	$1.42	$1.72

Shares used in diluted per share calculation	47,621	48,501	47,621	47,791	48,161	47,791

Stock Based Compensation. As permitted by ASU 2016-09, which we have adopted in Q2 2016, we have elected to account for forfeitures when they occur instead of estimating the expected forfeiture rate. Adoption of this provision during the second quarter of 2016 resulted in a retroactive net income adjustment of $0.2 million in the first quarter of 2016.

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$143,003	$164,091
Short-term investments	306,144	333,276
Accounts receivable, net	222,127	193,121
Inventories	106,929	106,378
Other current assets	38,441	30,148

Total current assets	816,644	827,014
Property and equipment, net	102,243	97,779
Goodwill	368,997	338,793
Intangible assets, net	132,477	135,552
Other assets	69,069	51,013

Total assets	$1,489,430	$1,450,151

Liabilities & Stockholders’ equity
Accounts payable	$102,383	$113,541
Accrued and other liabilities	148,037	123,192
Income taxes payable	5,923	3,594

Total current liabilities	256,343	240,327
Convertible senior notes, net	300,977	290,734
Imputed financing obligation related to build-to-suit lease	14,060	13,480
Noncurrent contingent and other liabilities	56,106	51,101
Deferred tax liabilities	19,106	19,003
Noncurrent income taxes payable	12,265	11,312

Total liabilities	658,857	625,957
Total stockholders’ equity	830,573	824,194

Total liabilities and stockholders’ equity	$1,489,430	$1,450,151

Debt Issuance Costs. ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt, which is consistent with the presentation of debt discounts and premiums. Retrospective application is required, which resulted in the reclassification of $5.8 million of debt issuance costs from other current assets and other assets to be a direct reduction of convertible senior notes, net, in our Condensed Consolidated Balance Sheet as of December 31, 2015.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$25,000	$23,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,734	27,902
Deferred taxes	(22,127)	(7,933)
Stock-based compensation, net of cash settlements	26,743	27,777
Provision for inventory obsolescence	4,492	3,627
Provision for bad debts and sales-related allowances	7,558	3,724
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	9,991	9,692
Other non-cash charges and gains	5,920	3,040
Changes in operating assets and liabilities, net of effect of acquired businesses	(42,487)	(49,753)

Net cash provided by operating activities	55,824	41,287

Cash flows from investing activities:
Purchases of short-term investments	(195,904)	(243,065)
Proceeds from sales and maturities of short-term investments	223,206	247,821
Purchases of restricted investments	(3,745)	—
Purchases, net of proceeds from sales, of property and equipment	(17,611)	(13,146)
Businesses purchased, net of cash acquired	(19,614)	(65,480)

Net cash used for investing activities	(13,668)	(73,870)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,359	11,352
Purchases of treasury stock and net share settlements	(65,354)	(50,892)
Repayment of debt assumed through business acquisitions and debt issuance costs	(8,539)	(22,589)
Contingent consideration payments related to businesses acquired	(1,868)	(3,034)

Net cash used for financing activities	(65,402)	(65,163)

Effect of foreign exchange rate changes on cash and cash equivalents	2,158	(1,435)

Decrease in cash and cash equivalents	(21,088)	(99,181)
Cash and cash equivalents at beginning of period	164,091	298,133

Cash and cash equivalents at end of period	$143,003	$198,952

Stock Based Compensation. ASU 2016-09, Stock Compensation – Improvements to Employee Share Based Payment Accounting, eliminated the requirement to reclassify gross excess tax benefits related to stock-based compensation from operating to financing activities in the statement of cash flows. The retrospective application to prior periods resulted in a $0.3 million increase in cash flows provided by operating activities during the nine months ended September 30, 2015, and a corresponding decrease in cash flows provided by financing activities.

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue by Operating Segment
Industrial Inkjet	$143,004	$122,566	$408,926	$305,815
Productivity Software	39,663	31,706	108,554	96,497
Fiery	62,908	74,422	207,878	223,657

Total	$245,575	$228,694	$725,358	$625,969

Revenue by Geographic Area
Americas	$128,252	$121,116	$363,977	$337,050
EMEA	85,009	79,934	264,469	205,191
APAC	32,314	27,644	96,912	83,728

Total	$245,575	$228,694	$725,358	$625,969

Revenue Ex-Currency Adjustment	3,064	—	6,961	—

Total	$248,639	$228,694	$732,319	$625,969

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a static non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue and non-GAAP net income by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency remeasurement impact from interest income and other income (expense), net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $29.7 and $29.4 million during the nine months ended September 30, 2016 and 2015, respectively, consists of $26.9 and $28.0 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation, and the non-cash settlement of $2.7 and $1.4 million of vacation liabilities settled through the issuance of RSUs during the nine months ended September 30, 2016 and 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired of $0.6 and $1.5 million for the three and nine months ended September 30, 2016, respectively, and $0.1 and $0.2 million for the three and nine months ended September 30, 2015, respectively.

•	Acquisition-related transaction costs associated with businesses acquired and anticipated transactions of $0.4 and $1.7 million for the three and nine months ended September 30, 2016, respectively, and $1.6 and $4.2 million for the three and nine months ended September 30, 2015, respectively.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled or accrued reserves related several litigation claims of $0.9 and $0.6 million during the nine months ended September 30, 2016 and 2015 respectively.

•	We use a static non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above and $10.3 million of previously unrecognized tax benefits associated with the 2012 sale of our Foster City building and land which we recognized in the three and nine months ended September 30, 2016.